EXHIBIT 99.1

PRESS RELEASE

MBA Holdings Expands Direct Marketing Sales

(Scottsdale, Ariz.) MBA Holdings, Inc. (OTC BB: MBAH). Mechanical Breakdown Administrators, Inc. and MBA Direct has added three additional call centers to its affiliate direct sales marketing program with two (2) in the city of St. Louis, MO. and one (1) in Atlanta, GA., in addition to the Company owned call center in Scottsdale, AZ. We are planning to add a fifth call center in South Dakota in the next few weeks.

Utilizing its proprietary distributed call center marketing technology, MBA Direct has signed an additional three call centers to its Consumer Direct Sales Campaign. MBA sends out 3,000 Direct mail solicitations per day, which are mailed to vehicle owners across the nation, respondents inbound warranty calls are routed to affiliated marketing call centers via our VoiP Phone System, the new centers are located in time zones in the East and Central to handle the very early and mid-morning call traffic and our call center located in Scottsdale, AZ. handles the western calls and late eastern and central callers.

By accessing the Company’s Computerized CRM selling system via the internet, call center agents are able to accurately rate vehicles and sell to consumers directly over the telephone. MBA Direct provides the product, marketing, technology, transaction processing, insurance, fulfillment and claims administration. The Company’s turn key package also provides, call center management and agent training via video conferencing and web online training.

Affiliate marketing partners earn a commission for each warranty sold, partners provide their own office space, phone, computers, and phone agent sales personnel.

July 2006 MBA Consumer direct sales rose 15% over May 2006, and August sales are up significantly over July 2006.

MBA Direct is in discussions with an additional call centers which are anticipated to come online during September and October 2006.

It is the Company’s goal to develop many additional call centers in all of the time zones over the next 18 months, through affiliate expansion, the call centers would house up to 400 warranty sales agents.

Motorcycle Rental Stores

We have been processing many license applicants wanting to open new Motorcycle Rental Stores in the United States, between now and the start of 2007 rental season. MBA Holdings, Inc. is please to announce that Street Eagle Motorcycle Rentals has commitments to open new locations in the Florida Keys, Atlanta, Ga., Monterey, Ca. and several other area’s of the United States.

Arizona Superior Court Action

On August 25, 2006 the Superior Court of the state of Arizona in and for Maricopa County has ordered, adjudged and decreed that the Verio Company immediately turn over to MBA all domain names that are hosted by Verio and under the control of Defendants Ordakawski, the internet domain names include: www.blueskymotorcyclerentals.com, www.blueskymotorcyclerentals.biz, www.blueskyatvrentals.com, www.harleyrentals.info, www.cruiserrentals.com, www.journeyadventures.com, www.denvermotorsports.com, www.denvermotorsports.com, www.roadhogs.biz, www.rentachopper.com, www.denverharleyrentals.biz. and any and all URL websites and related file associated with or related to the above identified domain names, as more fully described in the Amended Partial Judgment entered in this matter on July 6, 2006.

These internet domain names are used by motorcycle riders to reserve rental motorcycle in various cities and vacation destinations in the U.S. Our company makes a commission on each Motorcycle rented. MBA also owns www.streeteagle.com, www.rent2ride.com and www.blueskymotorcyclerentals.net.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to business conditions and the amount of growth in the insurance or associated automotive industries and general economy, competitive factors, and other risks detailed from time to time in the company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q. The company does not undertake any obligation to update forward-looking statements.

Contact:

    For additional information contact:
    M.B.A. Holdings
    http://www.MBADirect.com

    Contact:
    MBA Holdings Inc.
    Scottsdale
    Gaylen Brotherson
    480-860-2288, ext. 317